CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this ",Agreement"), dated as of November 28th, 2001, between Langley Investment Advisory Group, Inc. (L.I.A.G., Inc.) having their principal office at 1875 Century PARK EAST, suite 2250 Century City, California 90067(the "Consultant") and Global Path, Inc., with offices at 2 Toronto Street, suite 500 Toronto, On M5R3K4 (the "Company").

                                    RECITALS

 This Agreement is made with reference to the following facts and circumstances,

A. The Company wishes to engage the services of the Consultant to advise end consult with the Company on certain business and financial matters pertaining to the Company's desire to expend into the European market place.

B. The Consultant is willing to accept ouch engagement, on the terms set forth in this Agreement

                                    AGREEMENT

In consideration of. the foregoing premises anal the mutual covenants and, agreements set forth. herein, and for. other good and valuable consideration, the receipt and sufficiency of which. is hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.     Engagement.

1.1 The Company hereby engages the services of the Consultant, as an independent contractor for a period of two years beginning on January 15, 2001 and ending on January 15, 2003 (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in. section 1.2.

1.2 The scope of the services to be rendered by the Consultant to the Company include and are limited to the following:

(a) The Consultant shall advise and consult with the Company regarding potential merger and acquisition strategies, including the evaluation of targets and the structuring of transactions in Europe;

(b) The Consultant shall consult with the Company regarding an image campaign in foreign markets;

(c) The Consultant shall provide consulting services to the Company, consisting of subject proposals and consultation regarding the tinning, distribution, preparation arid organization of discussions and interviews with. members of the financial press;

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(d) The Consultant shall be responsible for coaching the members of the board of management of each of the Company's clients to prepare them for presentations at press/analyst conferences and one-on-one meetings; this includes rehearsals, preparation of lectures and working through fact lists, which shall be prepared by the Company for each client;

(e) The Consultant, will attempt to identify potential strategic partners, customers and working relationships in. foreign markets that may be beneficial;

(f) Expenses arising FROM any additional, related functions including but not limited to: printing, advertising, and the contracting of external advisors/consultants, shall be borne by the Company when prior written consent has been obtained by the Company and. given to the Consultant;

(g)The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote full time or attention to the engagement.

1.3 Notwithstanding any of the services to be performed above, the Consultant is prohibited from. rendering, and. hereby acknowledges that none of. the foregoing consulting services permit or rewire him to render, services in any way connected. to capital raising or promoting making a market or conditioning the market with respect to the Company's client's capital stock, if the client is a public entity or any other services or activities that would. cause any shares of. common stuck issuable by the Client to the Company or the Consultant to as payment of all or part of the Consulting Fee to be ineligible for registration for resale on Form S8 with the Securities and Exchange Commission.

2.     Consulting  Fees  and  Expenses-

2.1 In consideration of the services to be performed hereunder, the Consultant shall receive a fee of 500,000 144 shares and 125,000 three year options. with a strike price of .50 cents and 125,000 three year options with a. strike price of $1.00 for performing the work for the Company as described in Section 1.2 A.-G in the agreement.

2.2  Other  fees  may  incur  and  will  be  determined on a case by case basis.

3.  Termination.

This Agreement may be terminated with a 90 day notice. All stock and options will be considered vested at this time.

4.  Miscellaneous.

4.1 The relationship between the Company and the Consultant created by this agreement is that of independent contractors. The Consultant is not, by virtue of this Agreement, and shall not for any purpose be deemed to be hereunder, an officer, employee, agent or affiliate of the Company. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an Investment Advisor, as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an Investment Advisor under such laws.

4.2 The Company hereby agrees to defend, indemnify, and hold the Consultant harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or, hereafter arising from the enforcement of this clause) arising directly or indirectly from the consulting services provided by the Consultant under Section 1.2 of this Agreement (except to the extent of Consultant's gross negligence in the performance of those services), or from the activities of the Company or any of its shareholders, officers, directors, employees, agents or affiliates, whether such claims are asserted by any governmental agency or any other person. The Consultant hereby agrees to defend, indemnify, and hold the Company and its agents and employees harmless from and against any and all. claims, damages, judgments, penalties, costs, and expenses- (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from Consultants gross negligence (or that of any agent or employee of Consultant) in the performance of the consulting services, or any conduct outside the scope of the consulting services, provided by the Consultant under Section 1.2 of this Agreement, whether such claims are asserted by any governmental agency or any other person. These indemnities shall survive termination of this Agreement.

4.3 Thus Agreement shall be governed by, and construed in accordance with the laws of the State of California without respect to conflicts of laws principles. The courts of Los Angeles County, California shall have exclusive jurisdiction for any action arising out of or related to this Agreement

4.4 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings relating to the subject matter hereof.

4.5 The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon the respective successors and permitted assigns of the parties hereto. This agreement may not be assigned without the prior written consent of the non-assigning party. No person shall be a third party beneficiary of this Agreement except as specifically provided herein.

4.6 The provisions of this Agreement are severable. If any provisions of this Agreement shall be held to be invalid or otherwise unenforceable, its. whole or its part, the remainder of the provisions or enforceable parts thereof shall not be affected thereby and shall be enforced to the fullest exert permitted by law.

4.7. No amendment, modification or alteration. of the terms or provisions of Ns Agreement shell be binding unless the same shah be in writing and duly executed by the Principal Investors, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power. or privilege hereunder shall operate as a waiver thereof.


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4.8  This  Agreement  may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Tele-copies and fax copies of original signature pages shall be deemed to be originally-signed signature pages for all purposes of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement, effective as of the date first above written.

THE  CONSULTANT:               THE  COMPANY:

L.LA.G.,  Inc.                 Global  Path,  Inc.

BY:  /s/  Richard  Langley     BY:  /s/  Robert  Kubbernus

Name:  Richard  Langley        Name:  Robert  Kubbernus
Date:  1-21-02                 Date:  1,  22,  02